UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 15, 2026
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BANDWIDTH INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2230 Bandmate Way
Raleigh, NC 27607
(Address of principal executive offices) (Zip Code)
(800) 808-5150
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BAND	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
Indenture and Notes

On June 15, 2026, Bandwidth Inc. (the “Company”) agreed to sell to Morgan Stanley & Co. LLC, as representative (the “Representative”) of the several initial purchasers (the “Initial Purchasers”), and the Initial Purchasers agreed to purchase from the Company, $275,000,000 aggregate principal amount of the Company’s 0% Convertible Senior Notes due 2032 (the “notes”), pursuant to a purchase agreement (the “Purchase Agreement”) between the Company and the Representative. The Company also granted the Initial Purchasers an option to purchase, from the Company, up to an additional $41,250,000 aggregate principal amount of notes pursuant to the Purchase Agreement. On June 18, 2026, the Company issued $316,250,000 aggregate principal amount of notes, which included $41,250,000 aggregate principal amount of notes issued pursuant to the full exercise by the Initial Purchasers of such option.
The notes were offered in a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the notes and any shares of the Company’s Class A common stock issuable upon conversion thereof have not been registered under the Securities Act or any applicable state securities laws, and the notes and any such shares may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws. This report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
The notes were issued pursuant to, and are governed by, an Indenture, dated June 18, 2026, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).
The notes will not bear regular interest, and the principal amount of the notes will not accrete. However, “special interest” and “additional interest” (each as defined in the Indenture) may accrue on the notes at a rate per annum not exceeding 0.50% upon the occurrence of certain events relating to the failure to file certain SEC reports or to remove certain restrictive legends from the notes.The notes will mature on July 1, 2032, unless earlier redeemed or repurchased by the Company or converted.
The notes are the senior, unsecured obligations of the Company and are equal in right of payment with the Company’s existing and future senior unsecured indebtedness, including the Company’s existing 0.50% convertible senior notes due 2028 (the “2028 notes”), senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to the Company’s existing and future senior secured indebtedness (including the Company’s $150.0 million senior secured revolving credit facility), to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.
Holders may convert their notes at their option in the following circumstances:

•during any calendar quarter commencing after the calendar quarter ending on September 30, 2026 (and only during such calendar quarter), if the last reported sale price per share of the Company’s Class A common stock exceeds (x) before July 1, 2031, 150% and (y) on or after July 1, 2031, 130%, in each case, of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;
•during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s Class A common stock on such trading day and the conversion rate on such trading day;
•upon the occurrence of certain corporate events or distributions on the Company’s Class A common stock, as described in the Indenture;
•if the Company calls such notes for redemption; and
•at any time from, and including, April 1, 2032 until the close of business on the second scheduled trading day immediately before the maturity date.

The initial conversion rate for the notes will be 13.7663 shares of the Company’s Class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $72.64 per share of the Company’s Class A common stock, and is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will pay or deliver, as applicable, cash, shares of the Company’s Class A common stock or a combination of cash and shares of the Company’s Class A common stock, at the Company’s election.
The Company may not redeem the notes at its option at any time before July 6, 2029, except as described below. Subject to the terms of the Indenture, the notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after July 6, 2029 and on or before the 40th scheduled trading day immediately before the maturity date, but only if (1) the notes are “freely tradable” (as defined in the Indenture) as of the date the Company sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the date the Company sends such notice; and (2) the last reported sale price per share of the Company’s Class A common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice; and (ii) the trading day immediately before the date the Company sends such notice. However, the Company may not redeem less than all the outstanding notes unless at least $75.0 million aggregate principal amount of notes are outstanding and not called for redemption as of the time the Company sends the redemption notice. In addition, the Company may also redeem all, but not less than all, of the notes at any time, but only if (1) the notes are freely tradable as of the date the Company sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the date the Company sends such notice; and (2) the aggregate principal amount of the notes outstanding as of the date the Company sends the related redemption notice is less than 15% of the aggregate principal amount of the notes initially issued under the Indenture. The redemption price will be a cash amount equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date. In addition, calling any note for redemption will constitute a “make-whole fundamental change” (as defined in the Indenture) with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.
Upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will in certain circumstances increase the conversion rate for a specified period of time.
In addition, upon the occurrence of a “fundamental change” (as defined in the Indenture), holders of the notes may require the Company to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the fundamental change repurchase date. The definition of fundamental change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s Class A common stock.
The events of default, as set forth in the Indenture, include (i) default by the Company in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any notes, (ii) default by the Company for 30 consecutive days in the payment when due of special interest or additional interest, if any, that has accrued on any note, (iii) failure by the Company to deliver, when required by the Indenture, (x) a fundamental change notice, (y) a notice of a make-whole fundamental change or (z) a notice of certain corporate events as provided in the Indenture, if, only in the case of clause (x) and clause (y) such failure is not cured within five business days after its occurrence, (iv) default by the Company in its obligations to convert a note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence, (v) default by the Company in its obligations under the Indenture in respect of certain consolidation, merger and asset sale transactions, (vi) default by the Company in its other obligations or agreements under the Indenture or the notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture, (vii) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $40,000,000, and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries, as defined in the Indenture.

If an event of default involving bankruptcy, insolvency or reorganization events with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest, if any, on, all of the notes then outstanding will immediately become due and payable without any notice or notice by any person. If any other event of default occurs and is continuing, either the Trustee, by notice to the Company, or the holders of at least 25% of the aggregate principal amount of the notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the notes then outstanding to become due and payable immediately. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the holders of the notes to receive special interest on the notes for up to 180 days.
Capped Call Transactions
In connection with the pricing of the notes offering on June 15, 2026, the Company entered into privately negotiated Capped Call transactions (together, the “Base Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”). In addition, on June 16, 2026, in connection with the Initial Purchasers’ exercise of their option to purchase additional notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s Class A common stock that initially underlie the notes, and are expected generally to reduce potential dilution to the Company’s Class A common stock upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of notes, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $105.66, which represents a premium of about 100% over the last reported sale price of the Company’s Class A common stock on June 15, 2026. The cost of the Capped Call Transactions was approximately $21.8 million.
The Capped Call Transactions are separate transactions, in each case entered into between the Company and the respective Option Counterparty and are not part of the terms of the notes and will not affect any holder’s rights under the notes. Holders of the notes will not have any rights with respect to the Capped Call Transactions.
The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the form of confirmation set forth in such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth under the heading Indenture and notes in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosure set forth under the heading “Indenture and Notes” in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers” in accordance with Rule 144A under the Securities Act. Any shares of the Company’s Class A common stock that may be issued upon conversion of the notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 5,986,169 shares of the Company’s Class A common stock may be issued upon conversion of the notes, based on the initial maximum conversion rate of 18.9286 shares of the Company’s Class A common stock per $1,000 principal amount of notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01 Other Events.
On June 15, 2026, the Company entered into separate privately negotiated agreements with certain holders of its outstanding 2028 notes to repurchase approximately $122.5 million aggregate principal amount of the 2028 notes for approximately $116.5 million in cash. Following the consummation of these repurchases, approximately $27.5 million in aggregate principal amount of the 2028 notes will remain outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated June 18, 2026, between Bandwidth Inc. and Wilmington Trust, National Association
4.2	Form of 0% Convertible Senior Notes due July 1, 2032 (included as Exhibit A to Exhibit 4.1)
10.1	Form of Capped Call Transaction
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date: June 18, 2026	By:	/s/ R. Brandon Asbill
	Name:	R. Brandon Asbill
	Title:	Secretary